10-K
Exhibit 10.3.2

AMENDMENT TO THE CHESAPEAKE ENERGY CORPORATION
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
WHEREAS, Chesapeake Energy Corporation (the “Company”) established the Chesapeake Energy Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and
WHEREAS, Section 5.2 of the Plan permits the Company to amend the Plan at any time, subject to the limitations specified therein; and
WHEREAS, the Company, as authorized by the Compensation Committee of its Board of Directors at a meeting held on August 18, 2016, desires to amend the Plan to make certain changes thereto.
NOW, THEREFORE, the Company does hereby amend the Plan as described herein.
Section 1.9 of the Plan is hereby amended to read as follows:

“‘Eligible Compensation’ means the annual cash retainer and equity grants provided by the Company as compensation for services as a Non-Employee Director. In the event the Company pays Non‑Employee Directors cash or equity compensation for committee fees or meeting fees, Eligible Compensation shall also include these forms of compensation.”

Except as otherwise provided in this Amendment to the Chesapeake Energy Corporation Deferred Compensation Plan for Non-Employee Directors (the “Amendment”), the Plan is hereby ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned executed this Amendment to be effective as of the 1st day of January, 2017.
CHESAPEAKE ENERGY CORPORATION

By:	/s/ James L. Hawkins	Date:	December 12, 2016
James L. Hawkins
Its:	Vice President – Human Resources